UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

(949) 480-8300

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William S. Anderson as Director

On and effective as of July 25, 2018, William S. Anderson resigned from the Board of Directors of Acacia Research Corporation (the “Company”). Mr. Anderson was a member of the Company’s Compensation Committee and Nominating and Governance Committee. Mr. Anderson served as the Chairman of the Company’s Nominating and Governance Committee.

Mr. Anderson served as a member of the Company’s Board of Directors since August 2007. Mr. Anderson resigned for the reasons set forth in Mr. Anderson’s resignation letter, attached hereto as Exhibit 17.1. Upon further review and as an update to prior disclosures, the Company has determined that Mr. Anderson did not meet the minimum director attendance requirement for Board of Director and committee meetings held during 2017. Under the Company’s governance policies, the Company requested repayment of, and Mr. Anderson promptly remitted, a pro rata amount of Mr. Anderson’s monthly director fees.

Resignation of Paul Falzone as Director

On and effective as of July 25, 2018, Paul Falzone resigned from the Company’s Board of Directors. Mr. Falzone was a member of the Company’s Audit Committee, Compensation Committee, Nominating and Governance Committee, and Strategic Review Committee. Mr. Falzone served as the Chairman of the Company’s Compensation Committee.

Mr. Falzone was appointed a member of the Company’s Board of Directors in March 2018. Mr. Falzone resigned for the reasons set forth in Mr. Falzone’s resignation letter, attached hereto as Exhibit 17.2.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

17.1	Resignation Letter of William S. Anderson, dated July 25, 2018.

17.2	Resignation Letter of Paul Falzone, dated July 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: July 31, 2018	/s/ Edward J. Treska
Executive Vice President, General Counsel and Secretary